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                                                                    Exhibit 16.1

January 14, 2002

Securities and Exchange Commission
Washington, D.C. 20549

         Re:      Husker Ag Processing LLC
                  File No. 333-60580

Dear Sir or Madam:

         We have read Item 4 of the Form 8-K of Husker Ag Processing LLC dated January 8, 2002, and agree with the statements concerning our Firm contained therein.

         Very truly yours,



         /s/ Grant Thornton, LLP